2Q18 Financial Results July 13, 2018

2Q18 Financial highlights ROTCE1 Common equity Tier 12 Net payout LTM3 17% 11.9% 100%  2Q18 net income of $8.3B and EPS of $2.29  Managed revenue of $28.4B4  Expense of $16.0B and managed overhead ratio of 56%4  Fortress balance sheet  Average core loans5 ex-CIB up 7% YoY and 2% QoQ  Basel III Fully Phased-In CET1 capital of $185B2 and Standardized CET1 ratio of 11.9%2  Delivered strong capital return  $6.6B6 distributed to shareholders in 2Q18, including $4.7B of net repurchases  Common dividend of $0.56 per share 1 See note 2 on slide 9 2 Represents estimated common equity Tier 1 (“CET1”) capital and ratio under the Basel III Fully Phased-In capital rules to which the Firm will be subject as of January 1, 2019. See note 7 on slide 9 3 Last twelve months (“LTM”). Net of stock issued to employees 4 See note 1 on slide 9 5 See note 8 on slide 9 1 6 Net of stock issued to employees

2Q18 Financial results1 $B, excluding EPS $ O/(U) 2Q18 1Q18 2Q17 Net interest income $13.6 $0.2 $1.1 Noninterest revenue 14.7 (0.3) 0.6 1 Managed revenue $B 2Q18 1Q18 2Q17 28.4 (0.1) 1.7 Net charge-offs $1.3 $1.3 $1.2 Expense Reserve build/(release) (0.0) (0.2) – 16.0 (0.1) 1.2 Credit costs Credit costs $1.2 $1.2 $1.2 1.2 – – Reported net income 2Q18 Tax rate $8.3 ($0.4) $1.3 Effective rate: 21.3% Net income applicable to common stockholders Managed rate: 25.8%1,5 $7.9 ($0.4) $1.3 Reported EPS $2.29 ($0.08) $0.47 2 2Q18 ROE O/H ratio ROE CCB 26% 55% 14% 15% 12% ROTCE2,3 CIB 17% 54% 17 19 14 CB 21% 36% 1,2 Overhead ratio – managed AWM 33% 72% 56 56 55 Memo: Adjusted expense 4 $16.0 – $1.3 Memo: Adjusted overhead ratio 1,2,4 56% 56% 57%  Firmwide total credit reserves of $14.4B  Consumer reserves of $9.4B  Wholesale reserves of $5.0B – net release of $44mm in 2Q18 Note: Totals may not sum due to rounding 1 See note 1 on slide 9 2 Actual numbers for all periods, not over/(under) 3 See note 2 on slide 9 2 4 See note 3 on slide 9 5 Fully taxable-equivalent adjustments (“TEA”) of $635mm in 2Q18, compared to $935mm in 2Q17

Fortress balance sheet and capital $B, except per share data 2Q18 1Q18 2Q17 Basel III Standardized Fully Phased-In1 CET1 capital $185 $184 $187 2Q18 Basel III CET1 capital ratio Advanced Fully 11.9% 11.8% 12.4% Phased-In of 12.8%1 Tier 1 capital $210 $209 $212 Tier 1 capital ratio 13.6% 13.5% 14.1% Total capital $238 $238 $242 Total capital ratio 15.4% 15.3% 16.0% Risk-weighted assets $1,549 $1,553 $1,507 Firm SLR2 6.5% 6.5% 6.6% Total assets (EOP) $2,590 $2,610 $2,563 Tangible common equity (EOP)3 $185 $184 $188 Tangible book value per share3 $55.14 $54.05 $53.29 1 Estimated for the current period. The prior year risk-weighted assets, as well as the ratios, have been revised to conform with the current period presentation. Reflects the capital rules to which the Firm will be subject as of January 1, 2019. See note 7 on slide 9 2 Estimated for the current period. Reflects the supplementary leverage ratio (“SLR”) which is effective as of January 1, 2018. See note 7 on slide 9 3 See note 2 on slide 9 3

Consumer & Community Banking[1]

$mm

	2Q18	$ O/(U) 1Q18	$ O/(U) 2Q17
Revenue	$12,497	($100)	$1,085
Consumer & Business Banking	6,131	409	898
Home Lending	1,347	(162)	(79)
Card, Merchant Services & Auto	5,019	(347)	266
Expense	6,879	(30)	379
Credit costs	1,108	(209)	(286)
Net charge-offs	1,108	(209)	(36)
Change in allowance	–	–	(250)
Net income	$3,412	$86	$1,189

Key drivers/statistics ($B)[2]

	2Q18	1Q18	2Q17
Equity	$51.0	$51.0	$51.0
ROE	26%	25%	17%
Overhead ratio	55	55	57
Average loans	$475.7	$475.1	$467.5
Average deposits	673.8	659.6	639.9
Active mobile customers (mm)	31.7	30.9	28.4
Debit & credit card sales volume[3]	$255.0	$232.4	$231.3

- Average loans up 2% and core loans up 7% YoY
- Average deposits up 5% YoY
- Active mobile customers up 12% YoY
- Client investment assets up 12% YoY
- Credit card sales up 11% YoY; merchant processing volume up 12% YoY

Financial performance

- Net income of $3.4B
- Revenue of $12.5B, up 10% YoY, driven by higher NII on deposit and card margin expansion and balance growth
  - 2Q18 includes a card rewards liability adjustment of ~$330mm
- Expense of $6.9B, up 6% YoY, driven by higher auto lease depreciation and investments in technology
- Credit costs of $1.1B, down $286mm YoY
  - Net recovery in Home Lending from a loan sale predominantly offset by higher net charge-offs in Card
  - No reserve actions this quarter vs. net build in 2Q17

Key drivers/statistics ($B) – detail by business

	2Q18	1Q18	2Q17
Consumer & Business Banking			
Average Business Banking loans	$23.9	$23.7	$22.8
Business Banking loan originations	1.9	1.7	2.2
Client investment assets (EOP)	283.7	276.2	253.0
Deposit margin	2.36%	2.20%	1.96%
Home Lending			
Average loans	$241.5	$240.4	$234.5
Loan originations[4]	21.5	18.2	23.9
EOP total loans serviced	802.6	804.9	827.8
Net charge-off/(recovery) rate[5]	(0.29)%	0.03%	0.01%
Card, Merchant Services & Auto			
Card average loans	$142.7	$142.9	$138.1
Auto average loans and leased assets	83.8	83.4	80.2
Auto loan and lease originations	8.3	8.4	8.3
Card net charge-off rate	3.27%	3.32%	3.01%
Card Services net revenue rate	10.38	11.61	10.53
Credit Card sales volume[6]	$174.0	$157.1	$156.8
Merchant processing volume	330.8	316.3	294.4

2Q18 net revenue rate ex-rewards liability adjustment[7]: 11.32%

[1] See note 1 on slide 9
For additional footnotes see slide 10

4

JPMORGAN CHASE & CO.

Corporate & Investment Bank[1]

$mm

	2Q18	$ O/(U) 1Q18	$ O/(U) 2Q17
Revenue	$9,923	($560)	$998
Investment banking revenue	1,949	362	218
Treasury Services	1,181	65	126
Lending	321	19	(52)
Total Banking	3,451	446	292
Fixed Income Markets	3,453	(1,100)	237
Equity Markets	1,959	(58)	373
Securities Services	1,103	44	121
Credit Adjustments & Other	(43)	108	(25)
Total Markets & Investor Services	6,472	(1,006)	706
Expense	5,403	(256)	526
Credit costs	58	216	111
Net income	$3,198	($776)	$488

Key drivers/statistics ($B)[2]

	2Q18	1Q18	2Q17
Equity	$70.0	$70.0	$70.0
ROE	17%	22%	15%
Overhead ratio	54	54	55
Comp/revenue	27	29	27
IB fees ($mm)	$2,139	$1,696	$1,839
Average loans	119.9	114.8	115.8
Average client deposits[3]	433.6	423.3	404.9
Assets under custody ($T)	24.2	24.0	22.1
ALL/EOP loans ex-conduits and trade[4]	1.27%	1.46%	1.83%
Net charge-off/(recovery) rate[4]	0.40	0.07	0.17
Average VaR ($mm)	$33	$40	$27

Financial performance

- Net income of $3.2B on revenue of $9.9B
- Banking revenue
  - IB revenue of $1.9B, up 13% YoY, driven by higher advisory and equity underwriting fees
    - Ranked #1 in Global IB fees for 2Q18
  - Treasury Services revenue of $1.2B, up 12% YoY, driven by higher interest rates and growth in operating deposits
- Markets & Investor Services revenue
  - Markets revenue of $5.4B, up 13% YoY, or up 16% YoY excluding the impact of tax reform[5], with good client flows and strength across products
    - Fixed Income Markets revenue of $3.5B, up 7% YoY, or up 12% YoY excluding the impact of tax reform[5]
    - Equity Markets revenue of $2.0B, up 24% YoY
  - Securities Services revenue of $1.1B, up 12% YoY, driven by higher interest rates and deposit growth as well as higher asset-based fees from new client activity and higher market levels
- Expense of $5.4B, up 11% YoY, driven by higher performance-related compensation, volume-related transaction costs and investments in technology
- Credit costs of $58mm
  - 1Q18 and 2Q17 credit costs included net reserve releases in Energy[6]

[1] See note 1 on slide 9
For additional footnotes see slide 10

5

JPMorgan Chase & Co.

Commercial Banking[1]

$mm

	2Q18	$ O/(U) 1Q18	$ O/(U) 2Q17
Revenue	$2,316	$150	$228
Middle Market Banking	919	24	80
Corporate Client Banking	807	120	145
Commercial Term Lending	344	(8)	(20)
Real Estate Banking	170	6	23
Other	76	8	–
Expense	844	–	54
Credit costs	43	48	173
Net income	$1,087	$62	$185

Key drivers/statistics ($B)[2]

	2Q18	1Q18	2Q17
Equity	$20.0	$20.0	$20.0
ROE	21%	20%	17%
Overhead ratio	36	39	38
Gross IB Revenue ($mm)	$739	$569	$533
Average loans	205.6	202.4	197.9
Average client deposits	170.7	175.6	173.2
Allowance for loan losses	2.6	2.6	2.7
Nonaccrual loans	0.5	0.7	0.8
Net charge-off/(recovery) rate[3]	0.07%	–	0.02%
ALL/loans[3]	1.27	1.28	1.35

Financial performance

- Net income of $1.1B
- Revenue of $2.3B, up 11% YoY
  - Net interest income of $1.7B, up 12% YoY, driven by higher deposit margins
  - Gross IB revenue of $739mm, up 39% YoY, driven by an increased number of large transactions
- Expense of $844mm, up 7% YoY on continued investments in banker coverage and technology
- Credit costs of $43mm
  - Net charge-off rate of 7 bps
- Average loan balances of $206B, up 4% YoY and 2% QoQ
  - C&I[4] up 3% YoY and up 3% QoQ
  - CRE[4] up 4% YoY and flat QoQ
- Average client deposits of $171B, down 1% YoY

[1] See note 1 on slide 9
For additional footnotes see slide 10

6

JPMorgan Chase & Co.

Asset & Wealth Management1 $mm Financial performance $ O/(U)  Net income of $755mm 2Q18 1Q18 2Q17  Revenue of $3.6B, up 4% YoY, driven by higher management Revenue $3,572 $66 $135 fees on growth in long-term products as well as strong banking Asset Management 1,826 39 40 Wealth Management 1,746 27 95 results Expense 2,566 (15) 149  Expense of $2.6B, up 6% YoY, driven by investments in advisors Credit costs 2 (13) (2) and technology as well as higher external fees on revenue Net income $755 ($15) $131 growth  Key drivers/statistics ($B)2 AUM of $2.0T, up 8% YoY  Client assets of $2.8T, up 8% YoY Equity $9.0 $9.0 $9.0 ROE 33% 34% 27%  Net inflows of $4B into long-term products and $17B into liquidity Pretax margin 28 26 30 products Assets under management (AUM) $2,028 $2,016 $1,876  Client assets 2,799 2,788 2,598 Average loan balances of $137B, up 12% YoY Average loans 136.7 132.6 122.2  Average deposit balances of $140B, down 7% YoY Average deposits 139.6 144.2 150.8 1 See note 1 on slide 9 2 Actual numbers for all periods, not over/(under) 7

Corporate $mm Financial performance $ O/(U) Treasury and CIO 2Q18 1Q18 2Q17  2Q18 results included a $174mm pretax loss on the liquidation of Treasury and CIO ($153) $34 ($139) a legal entity Other Corporate 17 213 (567) Net income ($136) $247 ($706) Other Corporate  2Q17 results included a $645mm pretax legal benefit from a settlement 8

Notes Notes on non-GAAP financial measures 1. In addition to analyzing the Firm’s results on a reported basis, management reviews Firmwide results, including the overhead ratio, on a “managed” basis; these Firmwide managed basis results are non-GAAP financial measures. The Firm also reviews the results of the lines of business on a managed basis. The Firm’s definition of managed basis starts, in each case, with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm and each of the reportable business segments on a fully taxable-equivalent (“FTE”) basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. These financial measures allow management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business. For a reconciliation of the Firm’s results from a reported to managed basis, see page 7 of the Earnings Release Financial Supplement. 2. Tangible common equity (“TCE”), return on tangible common equity (“ROTCE”) and tangible book value per share (“TBVPS”), are each non-GAAP financial measures. TCE represents the Firm’s common stockholders’ equity (i.e., total stockholders’ equity less preferred stock) less goodwill and identifiable intangible assets (other than MSRs), net of related deferred tax liabilities. For a reconciliation from common stockholders’ equity to TCE, see page 9 of the Earnings Release Financial Supplement. ROTCE measures the Firm’s net income applicable to common equity as a percentage of average TCE. TBVPS represents the Firm’s TCE at period-end divided by common shares at period-end. Book value per share was $68.85, $67.59 and $66.05 at June 30, 2018, March 31, 2018 and June 30, 2017, respectively. TCE, ROTCE and TBVPS are utilized by the Firm, as well as investors and analysts, in assessing the Firm’s use of equity. 3. Adjusted expense and adjusted overhead ratio are each non-GAAP financial measures. Adjusted expense excluded Firmwide legal expense/(benefit) of $0 million, $70 million and $61 million for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017, respectively. The adjusted overhead ratio measures the Firm’s adjusted expense as a percentage of adjusted managed net revenue. Management believes this information helps investors understand the effect of these items on reported results and provides an alternate presentation of the Firm’s performance. 4. Net charge-offs and net charge-off rates exclude the impact of purchased credit-impaired (“PCI”) loans. 5. The Card Services net revenue rate excluding rewards liability adjustment of approximately $330mm for the three months ended June 30, 2018 is a non-GAAP financial measure. This measure is useful in facilitating a more meaningful comparison with prior periods. 6. CIB calculates the ratio of the allowance for loan losses to end-of-period loans excluding the impact of consolidated Firm-administered multi-seller conduits and trade finance loans, to provide a more meaningful assessment of CIB’s allowance coverage ratio. Notes on key performance measures 7. The Basel III regulatory capital, risk-weighted assets and capital ratios, (fully phased-in effective January 1, 2019), and the Basel III supplementary leverage ratio (“SLR”), (fully-phased in effective January 1, 2018), are all considered key regulatory capital measures. The capital adequacy of the Firm is evaluated against the Basel III approach (Standardized or Advanced) that results, for each quarter, in the lower ratio (the “Collins Floor”). These measures are used by management, bank regulators, investors and analysts to assess and monitor the Firm’s capital position. For additional information on these measures, including the Collins Floor, see Capital Risk Management on pages 82-91 of the Firm’s Annual Report on Form 10-K for the year ended December 31, 2017 and pages 32-37 of the Firm’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. 8. Core loans represent loans considered central to the Firm’s ongoing businesses; core loans exclude loans classified as trading assets, runoff portfolios, discontinued portfolios and portfolios the Firm has an intent to exit. 9

Notes Additional Notes on slide 4 – Consumer & Community Banking 2. Actual numbers for all periods, not over/(under) 3. The prior year amount was revised to conform with the current period presentation 4. Firmwide mortgage origination volume was $23.7B, $20.0B and $26.2B for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017, respectively 5. Excludes the impact of PCI loans, including PCI write-offs of $73mm, $20mm and $22mm for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017, respectively. See note 4 on slide 9. The net charge-off/(recovery) rate for the three months ended June 30, 2018 includes a recovery from a loan sale 6. Excludes Commercial Card 7. See note 5 on slide 9 Additional Notes on slide 5 – Corporate & Investment Bank 2. Actual numbers for all periods, not over/(under) 3. Client deposits and other third-party liabilities pertain to the Treasury Services and Securities Services businesses 4. Loans held-for-sale and loans at fair value were excluded when calculating the loan loss coverage ratio and net charge-off/(recovery) rate. ALL/EOP loans as reported was 0.89%, 1.00%, and 1.19% for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017, respectively. See note 6 on slide 9 5. Reflects a reduction of approximately $160mm in FTE adjustments compared with the prior year quarter, resulting from the enactment of the Tax Cuts and Jobs Act 6. Energy includes Oil & Gas, Natural Gas Pipelines, and Metals & Mining Additional Notes on slide 6 – Commercial Banking 2. Actual numbers for all periods, not over/(under) 3. Loans held-for-sale and loans at fair value were excluded when calculating the net charge-off/(recovery) rate and loan loss coverage ratio 4. Commercial and Industrial (“C&I”) and Commercial Real Estate (“CRE”) groupings for CB are generally based on client segments and do not align with regulatory definitions 10

Forward-looking statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & Co.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase & Co.’s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which have been filed with the Securities and Exchange Commission and are available on JPMorgan Chase & Co.’s website (http://investor.shareholder.com/jpmorganchase/sec.cfm), and on the Securities and Exchange Commission’s website (www.sec.gov). JPMorgan Chase & Co. does not undertake to update any forward-looking statements. 11